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                                                                   EXHIBIT 23(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in this Registration Statement of Resource Bancshares Mortgage Group, Inc. on Form S-8 of our report dated January 26, 1998, appearing in and incorporated by reference in the 1997 Annual Report on Form 10-K of Resource Bancshares Mortgage Group, Inc. for the year ended December 31, 1997, and to any reference to us in the Prospectus.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Columbia, South Carolina
December 7, 1998